Exhibit 99.1

Concentrix Reports Fiscal 2023 Fourth Quarter and Full Year Results

Newark, Calif., January 24, 2024 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2023.

	Three Months Ended			Fiscal Year Ended
	November 30, 2023	November 30, 2022	Change	November 30, 2023	November 30, 2022	Change
Revenue ($M)	$2,230.8	$1,640.7	36.0%	$7,114.7	$6,324.5	12.5%
Operating income ($M)	$180.4	$178.0	1.3%	$661.3	$640.2	3.3%
Non-GAAP operating income ($M) (1)	$340.8	$248.0	37.4%	$1,010.0	$884.1	14.2%
Operating margin	8.1%	10.8%	-270 bps	9.3%	10.1%	-80 bps
Non-GAAP operating margin (1)	15.3%	15.1%	20 bps	14.2%	14.0%	20 bps
Net income ($M)	$69.5	$104.9	(33.7)%	$313.8	$435.0	(27.9)%
Non-GAAP net income ($M) (1), (2)	$213.5	$146.3	45.9%	$630.7	$588.0	7.3%
Adjusted EBITDA ($M) (1)	$397.9	$284.8	39.7%	$1,181.8	$1,031.0	14.6%
Adjusted EBITDA margin (1)	17.8%	17.4%	40 bps	16.6%	16.3%	30 bps
Diluted earnings per common share	$1.09	$2.01	(45.8)%	$5.70	$8.28	(31.2)%
Non-GAAP diluted earnings per common share (1), (2)	$3.36	$2.80	20.0%	$11.45	$11.19	2.3%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) As described in the non-GAAP reconciliations included in the accompanying financial tables, the reported amounts for non-GAAP net income and non-GAAP EPS for all periods include adjustments to exclude foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported.

Fourth Quarter Fiscal 2023 Highlights:

•Revenue was $2,230.8 million, up 36.0% from $1,640.7 million in the prior year fourth quarter, including a 0.5-point positive impact of foreign exchange rates compared with the prior year period.
•Operating income was $180.4 million, or 8.1% of revenue, compared with $178.0 million, or 10.8% of revenue in the prior year fourth quarter.
•Non-GAAP operating income was $340.8 million, or 15.3% of revenue, compared with $248.0 million, or 15.1% of revenue, in the prior year fourth quarter.
•Adjusted EBITDA was $397.9 million, or 17.8% of revenue, compared with $284.8 million, or 17.4% of revenue, in the prior year fourth quarter.
•Cash flow from operations was $229.3 million in the quarter. Free cash flow for the quarter was $164.4 million. Both measures are inclusive of integration costs.
•Diluted earnings per common share (“EPS”) was $1.09 compared to $2.01 in the prior year fourth quarter.
•Non-GAAP diluted EPS was $3.36 compared to $2.80 in the prior year fourth quarter.

“We achieved strong results across key metrics including revenue, operating income, EPS, and cash flow, surpassing our expectations for the quarter,” said Chris Caldwell, Concentrix President and CEO. “Our strategic combination with Webhelp marks the beginning of a new chapter, creating a global market leader with a world-class platform for growth and value creation. The integration process is progressing smoothly, contributing as anticipated to both revenue and profit. Entering 2024, we believe that Concentrix is poised for success with a strengthened foundation, sustained growth, and a commitment to delivering value to shareholders.”

Fiscal Year 2023 Highlights:

•Revenue was $7,114.7 million, up 12.5% from $6,324.5 million in the prior fiscal year, including a 0.9-point negative impact of foreign exchange rates compared with the prior year period.
•Operating income was $661.3 million, or 9.3% of revenue, compared with $640.2 million, or 10.1% of revenue, in the prior fiscal year.
•Non-GAAP operating income was $1,010.0 million, or 14.2% of revenue, compared with $884.1 million, or 14.0% of revenue, in the prior fiscal year.
•Adjusted EBITDA was $1,181.8 million, or 16.6% of revenue, compared with $1,031.0 million, or 16.3% of revenue, in the prior fiscal year.
•Cash flow from operations was $678.0 million in the fiscal year. Free cash flow for the fiscal year was $497.5 million. Both measures are inclusive of integration costs.
•Diluted EPS was $5.70 compared to $8.28 in the prior fiscal year.
•Non-GAAP diluted EPS was $11.45 compared to $11.19 in the prior fiscal year.

Quarterly Dividend and Share Repurchase Program:

•Concentrix paid a $0.3025 per share quarterly dividend on November 7, 2023. The Company’s Board of Directors has declared a quarterly dividend of $0.3025 per share payable on February 15, 2024, to shareholders of record at the close of business on February 5, 2024.
•Concentrix repurchased 0.3 million shares in the fourth quarter at a cost of $22.7 million under its previously announced share repurchase program at an average cost of $79.29 per share. At November 30, 2023, the Company’s remaining share repurchase authorization was $289.5 million.

First Quarter and Full Year Fiscal 2024 Outlook:

The following statements are based on Concentrix’ current expectations for the first quarter and full year fiscal 2024. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

First Quarter Fiscal 2024 Expectations:
•First quarter reported revenue is expected to be in the range of $2.360 billion to $2.406 billion. Based on current exchange rates, our expectations assume a 110 basis point negative impact of foreign exchange rates compared with the prior year period. Our guidance implies pro forma constant currency revenue growth for the first quarter in the range of 1% to 3%.
•Operating income is expected to be in the range of $158 million to $161 million and non-GAAP operating income is expected to be in the range of $315 million to $325 million.
•Non-GAAP EPS is expected to be in the range of $2.51 to $2.65, assuming approximately 65.8 million diluted common shares outstanding and approximately 4% of net income attributable to participating securities.
•The effective tax rate is expected to approximate 26% to 27%.

Full Year 2024 Expectations:
•Full year reported revenue is expected to be in the range of $9.510 billion to $9.700 billion. Based on current exchange rates, our expectations assume a 70-basis point negative impact of foreign exchange rates compared with the prior year. Our guidance implies pro forma constant currency revenue growth for the full year in the range of 1% to 3%.
•Operating income is expected to be in the range of $770 million to $800 million and non-GAAP operating income is expected to be in the range of $1,390 million to $1,450 million.
•Non-GAAP EPS is expected to be in the range of $11.69 to $12.50, assuming approximately 65.6 million diluted common shares outstanding and approximately 4% of net income attributable to participating securities.
•The effective tax rate is expected to approximate 26% to 27%.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in the fair value of acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its fourth quarter and full year fiscal 2023 financial results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix + Webhelp
Hi, we’re a leading global provider of customer experience (CX) solutions and technology. We create game-changing customer journeys for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX that helps brands grow across the world and into the future. Whether it’s a specific solution or the whole end-to-end journey — we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 70+ countries and six continents, we provide services across key industry verticals including technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Concentrix Corporation (NASDAQ: CNXC) operating under the trade name Concentrix + Webhelp. Location: virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Pro forma constant currency revenue growth, which is constant currency revenue growth measured against the Company’s combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in the fair value of acquisition contingent consideration and foreign currency losses (gains), net.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in the fair value of acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, cash flows, and effective tax rate, future growth and success, investments, capital allocation, business strategy, foreign currency exchange rate fluctuations, statements regarding the expected benefits of the combination with Webhelp, including the Company’s value proposition to clients, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the combination with Webhelp, including the ability to retain key employees and successfully integrate the Webhelp business; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the combination, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the transaction on relationships with clients and other third parties; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflicts in Ukraine and Gaza; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to execute on the Company’s digital CX strategy; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for CX solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations or regulatory guidance; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete and integrate strategic acquisitions or investments; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2024 Concentrix Corporation. All rights reserved. Concentrix, Webhelp, Concentrix + Webhelp, the Concentrix logo, the Webhelp logo and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix, Webhelp, the Concentrix logo and the Webhelp logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:

David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	November 30, 2023	November 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$295,336	$145,382
Accounts receivable, net	1,888,890	1,390,474
Other current assets	674,423	218,476
Total current assets	2,858,649	1,754,332
Property and equipment, net	748,691	403,829
Goodwill	5,078,668	2,904,402
Intangible assets, net	2,804,965	985,572
Deferred tax assets	72,333	48,541
Other assets	928,521	573,092
Total assets	$12,491,827	$6,669,768

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$243,565	$161,190
Current portion of long-term debt	2,313	—
Accrued compensation and benefits	731,172	506,966
Other accrued liabilities	1,016,406	395,304
Income taxes payable	80,583	68,663
Total current liabilities	2,074,039	1,132,123
Long-term debt, net	4,939,712	2,224,288
Other long-term liabilities	920,536	511,995
Deferred tax liabilities	414,246	105,458
Total liabilities	8,348,533	3,973,864
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of November 30, 2023 and 2022, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 67,883 and 52,367 shares issued as of November 30, 2023 and 2022, respectively, and 65,734 and 51,096 shares outstanding as of November 30, 2023 and 2022, respectively	7	5
Additional paid-in capital	3,582,521	2,428,313
Treasury stock, 2,149 and 1,271 shares as of November 30, 2023 and 2022, respectively	(271,968)	(190,779)
Retained earnings	1,024,461	774,114
Accumulated other comprehensive loss	(191,727)	(315,749)
Total stockholders’ equity	4,143,294	2,695,904
Total liabilities and stockholders’ equity	$12,491,827	$6,669,768

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	November 30, 2023	November 30, 2022	% Change	November 30, 2023	November 30, 2022	% Change
Revenue
Technology and consumer electronics	$656,741	$543,118	21%	$2,205,834	$1,980,666	11%
Retail, travel and ecommerce	512,816	304,549	68%	1,448,666	1,184,086	22%
Communications and media	350,416	267,405	31%	1,117,694	1,076,289	4%
Banking, financial services and insurance	323,465	234,137	38%	1,091,853	967,810	13%
Healthcare	186,306	166,696	12%	696,266	608,169	14%
Other	201,018	124,813	61%	554,393	507,453	9%
Total revenue	2,230,762	1,640,718	36%	7,114,706	6,324,473	12%
Cost of revenue	1,407,905	1,047,353	34%	4,536,771	4,067,210	12%
Gross profit	822,857	593,365	39%	2,577,935	2,257,263	14%
Selling, general and administrative expenses	642,410	415,375	55%	1,916,608	1,617,071	19%
Operating income	180,447	177,990	1%	661,327	640,192	3%
Interest expense and finance charges, net	70,508	28,061	151%	201,004	70,076	187%
Other expense (income), net	32,829	(12,640)	(360)%	52,095	(34,887)	(249)%
Income before income taxes	77,110	162,569	(53)%	408,228	605,003	(33)%
Provision for income taxes	7,623	57,625	(87)%	94,386	169,363	(44)%
Net income before non-controlling interest	69,487	104,944	(34)%	313,842	435,640	(28)%
Less: Net income attributable to non-controlling interest	—	—	—%	—	591	(100)%
Net income attributable to Concentrix Corporation	$69,487	$104,944	(34)%	$313,842	$435,049	(28)%

Earnings per common share:
Basic	$1.10	$2.02		$5.72	$8.34
Diluted	$1.09	$2.01		$5.70	$8.28
Weighted-average common shares outstanding:
Basic	61,845	51,029		53,801	51,353
Diluted	61,957	51,392		54,010	51,740

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Operating income	$180,447	$177,990	$661,327	$640,192
Acquisition-related and integration expenses	39,866	18,550	71,336	33,763
Amortization of intangibles	96,636	41,648	214,832	162,673
Share-based compensation	23,810	9,838	62,493	47,516
Non-GAAP operating income	$340,759	$248,026	$1,009,988	$884,144

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Net income	$69,487	$104,944	$313,842	$435,049
Net income attributable to non-controlling interest	—	—	—	591
Interest expense and finance charges, net	70,508	28,061	201,004	70,076
Provision for income taxes	7,623	57,625	94,386	169,363
Other expense (income), net	32,829	(12,640)	52,095	(34,887)
Acquisition-related and integration expenses	39,866	18,550	71,336	33,763
Amortization of intangibles	96,636	41,648	214,832	162,673
Share-based compensation	23,810	9,838	62,493	47,516
Depreciation	57,169	36,757	171,801	146,864
Adjusted EBITDA	$397,928	$284,783	$1,181,789	$1,031,008

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Operating margin	8.1%	10.8%	9.3%	10.1%
Non-GAAP operating margin	15.3%	15.1%	14.2%	14.0%
Adjusted EBITDA margin	17.8%	17.4%	16.6%	16.3%

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Net income	$69,487	$104,944	$313,842	$435,049
Acquisition-related and integration expenses	39,866	18,550	71,336	33,763
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	—	25,556	—
Acquisition-related expenses included in other expense (income), net (1)	136	—	14,629	—
Imputed interest related to sellers' note included in interest expense and finance charges, net	2,998	—	2,998	—
Change in acquisition contingent consideration included in other expense (income), net	15,681	—	15,681	—
Foreign currency losses (gains), net (4)	12,833	(14,585)	14,938	(38,871)
Amortization of intangibles	96,636	41,648	214,832	162,673
Share-based compensation	23,810	9,838	62,493	47,516
Income taxes related to the above (2)	(47,990)	(14,085)	(105,616)	(52,091)
Non-GAAP net income	$213,457	$146,310	$630,689	$588,039

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Net income	$69,487	$104,944	$313,842	$435,049
Less: net income allocated to participating securities	(1,659)	(1,762)	(5,978)	(6,583)
Net income attributable to common stockholders	67,828	103,182	307,864	428,466
Acquisition-related and integration expenses allocated to common stockholders	38,914	18,239	69,977	33,252
Acquisition-related expenses included in interest expense and finance charges, net allocated to common stockholders (1)	—	—	25,069	—
Acquisition-related expenses included in other expense (income), net allocated to common stockholders (1)	133	—	14,350	—
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	2,926	—	2,941	—
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	15,307	—	15,382	—
Foreign currency losses (gains), net allocated to common stockholders (4)	12,527	(14,340)	14,653	(38,283)
Amortization of intangibles allocated to common stockholders	94,329	40,949	210,740	160,211
Share-based compensation allocated to common stockholders	23,242	9,673	61,303	46,797
Income taxes related to the above allocated to common stockholders (2)	(46,844)	(13,849)	(103,604)	(51,303)
Non-GAAP net income attributable to common stockholders	$208,362	$143,854	$618,675	$579,140

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Diluted earnings per common share (“EPS”) (3), (4)	$1.09	$2.01	$5.70	$8.28
Acquisition-related and integration expenses	0.63	0.35	1.30	0.64
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	—	0.46	—
Acquisition-related expenses included in other expense (income), net (1)	—	—	0.27	—
Imputed interest related to sellers' note included in interest expense and finance charges, net	0.05	—	0.05	—
Change in acquisition contingent consideration included in other expense (income), net	0.25	—	0.28	—
Foreign currency losses (gains), net (4)	0.20	(0.28)	0.27	(0.74)
Amortization of intangibles	1.52	0.80	3.90	3.10
Share-based compensation	0.38	0.19	1.14	0.90
Income taxes related to the above (2)	(0.76)	(0.27)	(1.92)	(0.99)
Non-GAAP diluted EPS	$3.36	$2.80	$11.45	$11.19

Weighted-average number of common shares - diluted	61,957	51,392	54,010	51,740

	Three Months Ended		Fiscal Year Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Net cash provided by operating activities	$229,264	$235,679	$678,008	$600,720
Purchases of property and equipment	(64,815)	(42,742)	(180,532)	(140,018)
Free cash flow	$164,449	$192,937	$497,476	$460,702

	Forecast
	Three Months Ending February 29, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Revenue	$2,360,000	$2,406,000	$9,510,000	$9,700,000
Proforma revenue growth (5)	(0.1)%	1.9%	0.3%	2.3%
Foreign exchange impact	1.1%	1.1%	0.7%	0.7%
Proforma constant currency revenue growth	1.0%	3.0%	1.0%	3.0%

	Forecast
	Three Months Ending February 29, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Operating income	$158,000	$161,000	$770,000	$800,000
Amortization of intangibles	114,000	116,000	450,000	460,000
Share-based compensation	21,000	23,000	95,000	105,000
Acquisition-related and integration expenses	22,000	25,000	75,000	85,000
Non-GAAP operating income	$315,000	$325,000	$1,390,000	$1,450,000

(1) Included in these amounts are a) expensed Bridge Facility financing fees and interest expense associated with our senior notes, net of interest earned on the invested senior notes proceeds incurred in advance of the combination with Webhelp and b) expenses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the combination with Webhelp that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(3) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 2.4% and 1.7% of net income, respectively, for the three months ended November 30, 2023 and 2022 and 1.9% and 1.5% of net income, respectively, for the fiscal years ended November 30, 2023 and 2022, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(4) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting. The reported amounts for non-GAAP net income and non-GAAP EPS for the three months and fiscal year ended November 30, 2023 include adjustments to exclude these foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported for the corresponding periods in fiscal year 2022. In order to enhance comparability, similar adjustments were made for non-GAAP net income and non-GAAP EPS for the three months and fiscal year ended November 30, 2022.

(5) The supplemental pro forma revenue presented below is for illustrative purposes only, does not include the pro forma adjustments that would be required under Regulation S-X for pro forma financial information, is not necessarily indicative of the financial position or results of operations that would have been realized if the combination with Webhelp had been completed on December 1, 2022, does not reflect synergies that might have been achieved, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The supplemental pro forma financial information reflects pro forma adjustments to present the combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022. The supplemental pro forma financial information for the quarter ended February 28, 2023 and the fiscal year ended November 30, 2023 is as follows:

	Three Months Ended	Fiscal Year Ended
	February 28, 2023	November 30, 2023
Revenue	$2,362,015	$9,485,600